Exhibit 99.1

Philadelphia/Cleveland August 7/8, 2007

Good morning!

I am Mark Knox, Director of Investor Relations for Nicor.

Agenda Long-term Objectives Business Overview and Strategies Financial Update Legal Update Wrap-up

Here is today’s agenda.

I’ll start by briefly covering our long-term objectives, followed by an overview of our various businesses and a financial and legal update.

I’ll then wrap things up and take your questions.

Caution Concerning Forward- Looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.

Due to requirements around non-selective disclosure I will address only questions concerning matters that have been previously made public and broadly disseminated.

Please keep this in mind when asking your questions and considering my responses.

Primary Businesses Gas Distribution Wholesale Energy Services Containerized Shipping Retail Services

As some of you may know, Nicor continues to be built on the foundation of two core businesses.

•	Our natural gas distribution segment, Nicor Gas, and

•	Our containerized shipping segment, Tropical Shipping.

We also have other energy-related businesses, which are built on the:

•	assets,

•	expertise,

•	customer base,

•	reputation, and

•	location of Nicor Gas.

Financial Objectives Key Strategies Steady earnings growth Maintain high returns on equity Pay solid dividend Sustain financial performance in our gas distribution business Expand our shipping operations Develop new products and services and expand geographically in our retail energy businesses Capitalize on capabilities and expand service offerings in our wholesale energy services business Maintain our financial strength Objectives and Strategies

Over the years, we have remained committed to three simple objectives:

•	providing steady earnings growth,

•	maintaining high returns on equity, and

•	paying a solid dividend.

To achieve these objectives, we are committed to actions that will improve our performance:

•	Grow our core businesses by sustaining the financial performance of our gas distribution business and further expanding our shipping operations,

•	Develop new products and services; and expand geographically in our retail energy businesses,

•	Capitalize on the capabilities; and expand our service offerings of our wholesale energy services business and

•	Maintain our financial strength.

Business Strategies Approach Disciplined and systematic Synergies and strategic fit with core businesses Foundation Strong financial position Large customer base Strategic locations and assets Successful unregulated businesses Solid management team

Our approach to grow our business over the long-term has been and will remain disciplined and systematic.

Any opportunities we pursue will have a direct synergy and strategic fit with our core businesses.

I believe we have several factors that will contribute to our long-term success including:

•	a strong financial position,

•	large customer base,

•	strategic locations and assets, and

•	successful unregulated businesses.

Supporting these distinguishing qualities is a solid and diverse management team.

Let me now discuss our gas distribution business and related strategies in more detail.

Nicor Gas Profile Gas distribution 2.2 million customers in northern Illinois Diverse customer base Customer growth Premium service territory Operating efficiency Significant supply assets Strategic location Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet

Our primary business is Nicor Gas.

•	Nicor Gas is one of the largest natural gas distributors in the nation

•	We serve nearly 2.2 million customers in northern Illinois — excluding the city of Chicago.

•	We have a reputation for providing safe, reliable, cost effective service.

•	We serve a good market for natural gas:

•	with a diverse mix of industries,

•	consistent growth in customers, and

•	a high demand for space heating.

•	We have a long history of low base rates.

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•	We are at or near the top for most efficiency measures in our industry.

•	We have significant underground storage assets — about 150 BCF of annual storage capacity.

•	We are strategically located on the nation’s Midwest natural gas pipeline grid— with access to 8 interstate pipelines.

•	And we have a strong balance sheet — long-term debt AA rated by S&P

Business Environment Key Strategies High gas prices and volatility Demand erosion Increased costs of doing business Manage controllable cost increases Improve operating effectiveness Evaluate potential rate relief mechanisms Provide quality customer service Maintain a high- performance culture Nicor Gas

In the fall of 2005 we took a positive step toward rebuilding the earnings level of Nicor Gas when the Illinois Commerce Commission granted Nicor Gas an annual increase in rates of about $30 million.

However, like most LDCs, Nicor Gas continues to operate in a challenging business environment.

Most notably, high and volatile natural gas prices, which can impact our business in many ways —

•	Residential customers are more apt to conserve energy and purchase new energy-efficient heating systems,

•	Demand diminishes; and

•	Bad debt and other operating costs increase.

Nicor Gas’ cost of business, exclusive of the effects of gas prices, has also increased, due in large part to higher depreciation, health care, labor and compliance-related costs. Many of the same factors impacting all industries.

To address these conditions, we will continue our focus on achieving new levels of efficiencies, managing operating costs we can control and on improving the overall effectiveness of our operations.

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This renewed focus has produced meaningful results and has created an enhanced environment to encourage and promote creative thinking by our employees for reducing costs and improving work processes.

We will also continue to monitor the regulatory environment with the goal of identifying and seeking appropriate rate relief mechanisms that would allow us to mitigate the impact of higher natural gas costs and reduce earning volatility.

While managing our results for our investors, we will also uphold our pledge to provide quality customer service and to maintain a high-performance, diverse organization that delivers business results.

Let me now discuss our unregulated businesses and related strategies.

Tropical Shipping Containerized Shipping Serves Caribbean and Bahamas High market shares in ports served Excellent reputation Strong margins and good internal cash flow Experienced management team

Our second largest business is Tropical Shipping.

Tropical Shipping is:

•	A major carrier of exports from the U.S. east coast and Canada to the Caribbean and Bahamas.

•	It is one of the largest transporters of containerized cargo in its service territory.

•	It is a niche player with assets customized for its region.

•	It has leading market shares in most of the ports it serves.

•	It is built on a reputation for on-time, high-quality service.

•	It generates strong margins with good internal cash flow.

•	And, it has an experienced and capable management team.

Business Environment Key Strategies Tax-related benefits Price and volume pressures Fuel prices Changing trade patterns Stricter homeland security requirements Continue to grow and expand the business Strategic niche acquisitions Focus on cost controls Take advantage of new trans-shipment opportunities Improve service delivery, reliability and asset utilization Tropical Shipping

Tropical’s earnings are expected to remain strong as we look forward.

We also expect 2007 earnings to continue benefiting from steps taken in January 2006 when we reorganized certain shipping and related operations principally to take advantage of provisions of the American Jobs Creation Act, providing an opportunity to minimize the federal income tax impact on Tropical’s ongoing earnings.

Essentially the reorganization involved the transfer of certain assets and personnel, principally from U.S. companies to the offshore subsidiaries.

As a result of that reorganization, to the extent shipping earnings are not repatriated to the U.S., such earnings are not subject to current federal taxation.

Despite these upside potentials, Tropical’s performance could face challenges from —

•	Ongoing competition and its impact on rates and volumes;

•	Increases in fuel prices (may impact customer inventory levels and imports),

•	Higher costs caused by stricter homeland security requirements,

•	And changes in global trading patterns (caused by homeland security constraints, more direct purchases from Far East, and higher U.S. duty rates compared to Caribbean produced goods).

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Still, over the years, Tropical has been able to grow its business through a combination of —

•	Opportunistic expansion, and

•	Niche acquisitions.

Going forward, the company plans to continue with this approach and expects to further increase its market position by -

•	Intensifying its focus on cost reduction efforts to preserve margins,

•	Expanding its less-than-container-load and cargo insurance businesses,

•	Capitalizing on new interisland trans-shipment opportunities caused by changes in global trading patterns,

•	Improving service delivery, reliability and asset utilization.

Provider of energy-related products and services Service line protection Utility-bill management products Commodity-based products Warranty products HVAC and replacement services Utility hook-up services Mitigates weather risk at utility Other Energy-Related Ventures - Retail Services

Let me now turn to our other energy-related ventures, starting with our retail energy businesses.

Businesses under this platform offer a range of energy-related products and services including:

•	warranty contracts on residential heating and cooling systems,

•	utility billing management products,

•	commodity-based products — as a certified alternative gas supplier in Illinois,

•	HVAC-related services, and

•	utility hook-up services for customers that are moving.

Driven in large part by new customer contracts and new product offerings, these businesses have made meaningful contributions to our overall earnings in recent years and their outlook for continued growth remains positive.

We also get another benefit from our other energy-related ventures. One of our utility-bill management products, offered through our retail businesses, provide a natural and partial offset to the weather risk at our gas distribution business.

The amount of the offset will vary depending on a number of factors, but for 2006 it offset a little more than 50 percent of our utility’s weather impact.

Enerchange - Wholesale marketing and trading of natural gas supply-related services Provides Retail commodity support Hub administration Nicor Gas' storage and transportation services Iowa Kentucky Indiana Missouri Illinois Nicor Gas Service Area Interstate Pipelines Nicor Transmission System Nicor Storage Fields Other Energy-Related Ventures - Wholesale Energy Services

We also have wholesale supply-related businesses.

Our wholesale energy services platform consists of Nicor Enerchange.

Nicor Enerchange focuses on contracting, acquiring and utilizing midstream assets along corridors to Midwest markets.

Specifically, Enerchange engages in the wholesale marketing and trading of natural gas supply related services to others including intrastate and interstate pipelines, LDCs, power generators, natural gas marketers and brokers, and commercial/industrial end-users.

Enerchange also -

•	Manages financial derivatives and procures commodity to support our retail services products (i.e. fixed bill and commodity-based product), and

•	Administers the marketing of transportation and storage services using underutilized storage assets of our Chicago Hub — a Nicor Gas business that provides interruptible transportation and storage services to LDCs and interstate pipeline shippers.

By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide added value to customers.

Retail Services Wholesale Services Increase market share of existing products and services Develop new products and services Expand geographically into new markets Improve operating efficiencies and effectively manage risks Expand transportation and storage assets under management Continue to build our commercial and industrial end-user customer base Provide balancing services to large wholesale suppliers and markets Support our retail commodity products Other Energy-Related Ventures - Strategies

Overall, our other energy-related ventures are a key component of our business strategies.

For our retail services, we are taking a structured approach to developing this segment by:

•	increasing the market share of current products and services in Nicor’s existing territory,

•	developing new products and services,

•	evaluating expansion opportunities into areas outside of our existing territories, and

•	continuing to improve operating efficiencies and managing risks.

For our wholesale energy services, we want to optimize the use of storage and transmission assets to improve our long-term earnings.

Additional opportunities for growing this business may exist by:

•	expanding transportation and storage assets under management,

•	continuing to build our commercial/industrial end-user customer base in our utility’s territory,

•	Providing balancing services to large wholesale suppliers and markets (i.e. LDCs, producers and third parties), and/or

•	providing support for our retail company’s commodity products.

Let me turn now to a brief financial and legal update.

Financial Update Six-Months Ended EPS 2007 2006 Reported diluted EPS 1.44 1.18 Absent noteworthy items 1.34 1.35

As we reported in our press release last week (July 31, 2007) earnings per share were $1.44, compared to $1.18 per share for the same period in 2006. Both periods included noteworthy items.

2007 six-month financial results included the effects of a pretax mercury reserve adjustment and cost recoveries aggregating approximately $8 million ($.11 per share after-tax). 2006 six-month financial results included the effects of a first quarter pretax cost recovery associated with our mercury repair and inspection program of $3.8 million ($.05 per share after-tax) and a second quarter charge associated with a SEC inquiry of $10 million ($.22 per share non-deductible for tax purposes).

Removing the effects of these items for comparison purposes gives you 2007 six-month earnings of about $1.34 per share compared to $1.35 per share in 2006.

Excluding the noteworthy items, earnings for the 2007 six-month period, compared to 2006, reflect higher operating results in our gas distribution business (before consideration of the mercury-related items) and other energy-related ventures; partially offset by lower operating results in our shipping business and lower corporate income (before consideration of the charge associated with the SEC inquiry). Year-to-date comparisons also were impacted by higher average common shares outstanding in 2007 and the absence of certain income tax benefits recognized in 2006.

Financial Update 2007 Financial Outlook The earnings per share estimate provided in our 2007 second quarter earnings announcement on July 31, 2007 indicated a range of $2.76 to $2.96 This estimate remained unchanged from the guidance provided at the time we provided our first quarter 2007 financial results Consistent with prior guidance, the estimates assumed, among other things, normal weather for the year and excluded any impacts associated with fair value accounting adjustments, the ICC's PBR/PGA review, other contingencies or changes in tax laws

Let me now turn to our outlook for 2007.

Regarding our 2007 outlook, we indicated in our second quarter 2007 earnings release and conference call, that our 2007 earnings per share estimate will be in the range of $2.76 to $2.96 per share. This estimate remained unchanged from the guidance provided in April 2007 when we issued our 2007 first quarter results.

Our outlook assumes normal weather for the remainder of the year, but excludes, among other things, any future impacts associated with the ICC’s PBR plan/PGA review, other contingencies or changes in tax laws. Our estimate also does not reflect the future variability in earnings due to fair value accounting adjustments at Enerchange and other impacts that could occur because of volatility in the natural gas markets.

As a reminder, we will only provide updates to annual earnings guidance as part of our quarterly and annual earnings releases.

Legal Update Performance-base rate plan proceedings have recommenced - no timeline for decision SEC settlement agreement approved by federal court

Let me briefly update you on the status of our PBR regulatory and SEC related matters — the backgrounds of which are extensively covered in our periodic filings with the SEC.

The PBR hearings that were previously in a stay while parties completed additional discovery, have since recommenced. We can not be sure when the proceedings will conclude or issues will be resolved. In December, the Administrative Law Judges issued a scheduling order that provided for the submission by Nicor Gas of its direct testimony in April 2007. Our new testimony resulted in a modest change in our position of amounts due from customers. No date has been set for the submission of testimony by other parties to the proceeding. The next status hearing is scheduled for October 18, 2007.

In regards to the SEC matter, as we disclosed in March, our tentative settlement agreement announced in July 2006 of $10 million with the Staff of the SEC was approved. Furthermore, the federal court approved the settlement in late April 2007.

Let me now wrap things up.

Key Messages Nicor is financially strong and positioned for long-term success Rising costs and high and volatile gas prices pressure gas distribution results Strategic locations and assets provide a foundation for potential energy-related opportunities Actions have been taken to rebuild the earnings at our primary business through a renewed focus on cost management and past rate relief Non-utility businesses are performing well and all anticipate earnings growth Experienced leadership team Focused on customer satisfaction and good corporate citizenship Wrap-Up

In closing, let me stress a few key points.

First, Nicor is a financially strong company. However, like many others in our industry, we continue to face earnings challenges.

Cost increases, especially those caused by high and volatile natural gas prices, can negatively impact results at Nicor Gas.

But, despite these challenges, we believe that Nicor is positioned for long-term success.

Our financial strength and our strategic location and assets provide an excellent foundation for potential energy-related opportunities.

We have also taken important steps towards rebuilding the earnings base at Nicor Gas through a renewed focus on managing controllable operating costs and through the rate relief we received in late 2005.

In addition, our non-utility businesses continue to perform solidly and we will continue to grow these businesses prudently.

Supporting these qualities is an experienced management team and dedicated employees who have a passion for —

•	providing quality customer service,

•	developing new and profitable service offerings, and

•	being good corporate citizens.

Visit our website: www.nicor.com

I thank you for your interest in our company and will now open the floor for questions.